Consent of Counsel
I consent to the inclusion of the reference to my opinion under Kansas law under the caption “Legal Matters” in the Prospectus included in Post-Effective Amendment No. 26 to the Registration Statement under the Securities Act of 1933 (Form N4 No. 33341180) and Amendment No. 64 to the Registration Statement under the Investment Company Act of 1940 (Form N4 No. 81110011) for the Security Benefit Life Insurance Company SecureDesigns Variable Annuity.

Chris Swickard
Topeka, Kansas
April 28, 2017